EXHIBIT 99.906CERT

EX-99.906CT 3 dex99906ct.htm 906 CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officer of Allianz Funds Multi-Strategy Trust (the “Registrant”), do hereby certifies, to such officer’s knowledge, that

(1)	the Annual Report on the Form N-CSR for the fiscal year ended November 30, 2009 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ E. Blake Moore, Jr.
E. Blake Moore, Jr. President & Chief Executive Officer
Dated: February 4, 2010

/s/ Brian S. Shlissel
Brian S. Shlissel, Treasurer, Principal Financial & Accounting Officer
Dated: February 4, 2010

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the version of this written statement required by Section 906, has been provided to Allianz Funds Multi-Strategy Trust and will be retained by Allianz Funds Multi-Strategy Trust, and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss 1350 and is not being filed as part of the Report or as a separate disclosure document.